Exhibit 99.1

             Staktek Holdings Reports Fourth Quarter and
                 Fiscal Year 2005 Financial Results;
                Exceeds Revenue and Earnings Guidance

    AUSTIN, Texas--(BUSINESS WIRE)--Feb. 14, 2006--Staktek Holdings, Inc. (Nasdaq:STAK), a world-leading provider of intellectual property and services for next-generation, chip-stacking and module technologies for high-speed, high-capacity systems, today announced financial results for the fourth quarter and fiscal year ended
December 31, 2005.

    Fourth Quarter Results

    Total revenue for the quarter was $12.9 million, exceeding the high end of previously stated guidance of $12.2 million to $12.7 million. Included in the total revenue for the fourth quarter was license revenue of $3.9 million and services revenue of $9.0 million. Total revenue for the third quarter of 2005 was $12.8 million and $17.7 million in the fourth quarter of 2004.
    Under generally accepted accounting principles (GAAP), the operating loss for the fourth quarter was $1.9 million, as compared to a loss of $3.5 million in the third quarter of 2005. The fourth quarter loss available to common stockholders was $474,000, or $0.01 per diluted share, as compared to a loss of $2.6 million, or $0.05 per diluted share, in the previous quarter. Excluding non-cash charges for amortization of acquisition intangibles and stock-based compensation, operating income in the fourth quarter was $2.9 million and income available to common stockholders was $2.6 million, or $0.05 per diluted share, which exceeded the Company's previously stated guidance of $0.02 per diluted share. The non-GAAP income available to common stockholders of $2.6 million compares to $1.1 million in the prior quarter, and $5.6 million in the same period a year ago. A reconciliation of GAAP results to non-GAAP results has been provided in the financial statement tables following the text of this press release.
    Cash, cash equivalents and short-term investments on December 31, 2005 were $73.7 million, an increase of approximately $400,000 from $73.3 million on September 30, 2005. During the quarter, the company repurchased approximately 935,000 shares of its common stock under its repurchase program. As of December 31, 2005, the company has repurchased a total of 3.7 million shares of its common stock at a total cost of $15.0 million, which completes the program authorized by the board of directors in the third quarter of 2004.

    Fiscal Year 2005 Results

    Total revenue for the fiscal year ended December 31, 2005 was $52.5 million, as compared to $73.6 million for the fiscal year ended December 31, 2004. Total services revenue was $33.6 million, as compared to $41.0 million for the full year 2004, and total license revenue was $18.9 million for 2005 versus $32.6 million for 2004.
    Under GAAP, the operating loss for the full year of 2005 was $12.3 million. The full year net loss available to common stockholders was $7.5 million, or $0.15 per diluted share. Excluding non-cash charges for amortization of acquisition intangibles and stock-based compensation, operating income for the year was $8.9 million and net income available to common stockholders was $7.2 million, or $0.14 per diluted share.

    Business Summary

    Commenting on the quarter, Wayne Lieberman, Staktek's president and CEO, stated, "We were very pleased with the results of the fourth quarter, with total revenue exceeding the high end of our guidance as a result of continued demand for our traditional thin small outline package (TSOP) stacking products as well as our BGA (ball grid array) stacking technologies, specifically the High Performance Stakpak(R). Additionally, we continued to successfully build upon our strategic realignment initiatives by leveraging and monetizing our intellectual property and bringing FlashStak X-2 to market, our new family of Flash-memory stacking technologies."
    The FlashStak X-2 is the first available reference design enabling stacking of 0.5mm pitch TSOP Flash memory components for high-capacity, low-cost Flash storage applications. This product enables Flash-based devices, such as USB Flash drives, solid-state drives, Flash-based MP3 players and other consumer electronics, to achieve high-density storage capacities with lower-cost, lower-density Flash memory.
    Mr. Lieberman continued, "Also during the quarter, we officially submitted ArctiCore to JEDEC for standards consideration. ArctiCore enables customers to create high-density memory modules using standard, low-cost DRAM components without chip or die stacking for high-performance and high-density systems. In order to broaden the global market penetration of this product, we engaged in a strategic, sales distribution relationship with Iida-Kustams of Seoul, South Korea during the fourth quarter, as well as a similar relationship with Semiconductor Industry Business Consultant Consortium (SIBCC) in Japan during the first quarter of 2006. We believe that Asia is very important market for both our consumer and enterprise business units, and we expect to continue to broaden our penetration and reach into these expanding markets."

    Stock Buy-Back Program

    The company announced that its Board of Directors authorized the renewal of its stock repurchase program. Under this program, Staktek can spend up to $10 million to purchase shares of its common stock through open market transactions or privately negotiated transactions. The exact timing and amount of repurchases will depend on market conditions.

    Business Outlook

    Staktek expects first quarter 2006 total revenue to range between $11.3 million and $11.8 million, with services revenue reflecting historical seasonal trends and ranging between $8.5 million and $9.0 million. Based on preliminary information, license revenue is expected to be approximately $2.8 million. The company expects a loss per share on a GAAP basis of approximately $0.03, and diluted non-GAAP earnings per share to be approximately $0.02. The expected non-GAAP diluted earnings per share excludes expected before-tax, non-cash charges for amortization of acquisition intangibles of $1.9 million and charges associated with expensing stock options of approximately $1.5 million.

    Web Cast and Conference Call

    Staktek management will host a conference call and web cast with investors today, February 14, at 3:30 p.m. Central time (4:30 p.m. Eastern time) to discuss the fourth quarter financial results and the business outlook going forward for the first quarter of 2006. Investors and other interested parties may access the call by dialing 800-659-1966 in the U.S. (617-614-2711 outside of the U.S.), and entering the passcode 11702876 at least 10 minutes prior to the start of the call. In addition, an audio web cast will be available through the Staktek web site at www.staktek.com. A replay will be available for 48 hours following the call at 888-286-8010 in the U.S. (617-801-6888 outside of the U.S.), passcode 84722981.

    Cautionary Language

    This press release contains forward-looking statements. These statements are generally accompanied by words such as "expect," "anticipate," "believe," "estimate," and similar expressions. These statements include, but are not limited to, our estimates of first quarter 2006 revenue and diluted earnings per share, both on a GAAP and non-GAAP basis, and our plan to continue to broaden our penetration and reach into expanding markets. We do not have long-term agreements with our customers or sufficient backlog to rely upon when forecasting results, so our future performance is very difficult to predict. Our forward-looking statements are based on our current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Risks and uncertainties that may cause future results to differ include, but are not limited to, the risks associated with having significant customer concentration and the impact on our operating results of a material decline in orders from any customer or of a consolidation of our customers; the risk that a competitor or significant customer develops or adopts an alternative solution or competing product, including but not limited to planar solutions; the risk that demand for our solutions is lower than expected; the risk that our average selling prices decline during the period more than we expect because of competitive pressures, substituted products or overall reduced demand for systems that incorporate our technologies; the risks associated with expanding into new markets without past experience in those markets and to releasing new products generally; the risk that our revenues do follow the seasonality pattern of prior quarters; the risk that our new technologies, such as our second-generation DDR-2, FlashStak X-2 and ArctiCore solutions, are not completed, tested or accepted in a timely fashion; the risk that we are unable to protect our intellectual property rights; the risk that we are unable to productize or monetize the intellectual property that we develop; the risk that we will be unable to enter into additional license agreements to license our technologies; the risk of hiring several key employees in a short period of time; the risks associated with intellectual property litigation or other litigation; the risk that our customers or we are unable to obtain adequate DRAM chips or other materials; the risk that we incur problems in our U.S. or Mexican manufacturing processes or facilities or that we are unable to maintain or improve our manufacturing capacity and turnaround times; risks related to qualifying our current or future products in our customers' future products; risks related to increasing our royalty-based revenue; risks associated with competing with larger companies and companies with market share where we are targeting expansion; risks related to product liability claims in the event our services and technologies are used in defective products or include defective parts; and the risks associated with our dependence on a few key personnel to manage our business effectively.
    For a discussion of these and other factors that could impact our financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to our recent filings with the Securities and Exchange Commission, and in particular, our Form 10-K filed on March 9, 2005. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

    About Staktek Holdings

    Staktek is a world-leading provider of intellectual property and services for next-generation, chip-stacking and module technologies used in high-speed, high-capacity systems. Staktek's Performance, Value, FlashStak and High Performance Stakpak(R) memory solutions increase operational performance by doubling, tripling or quadrupling the amount of memory in the same physical footprint as required by standard packaging technology. Its ArctiCore(TM) modules represent next-generation module technologies that dramatically increase the available area for mounting devices while enhancing thermal management, reliability and thinness. With an IP portfolio of more than 175 patents and patent applications pending, the company offers flexibility for customers, including outsourced manufacturing, technology licensing and custom engineering. Headquartered in Austin, Texas, Staktek operates two world-class manufacturing locations in Austin and Reynosa, Mexico.
    Staktek is a trademark of Staktek Group LP. All other products names noted herein may be trademarks of their respective holders.

    Non-GAAP Financial Measurements

    In addition to the GAAP results provided by this document, the company has provided non-GAAP financial measurements that present operating income, income available to common stockholders and earnings per diluted share on a basis excluding non-cash charges for amortization of acquisition intangibles and stock-based compensation and the associated income tax effect. Details of these excluded items are presented in one of the tables below, which reconciles the GAAP results to non-GAAP financial measurements described in this press release. Also, this press release, the associated tables and the reconciliation from GAAP results to additional non-GAAP financial measurements that may be discussed in the 4Q2005 earnings conference call can be found on the company's web site at www.staktek.com.



STAKTEK HOLDINGS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data; unaudited)

                                                Quarter Ended
                                       -------------------------------
                                        Dec. 31,   Sep. 30,  Dec. 31,
                                          2005       2005      2004
                                       ----------- --------- ---------
Revenue:
  Services                                 $9,067    $8,804    $9,762
  License                                   3,878     3,989     7,909
                                       ----------- --------- ---------
      Total revenue                        12,945    12,793    17,671
Cost of revenue:
  Services                                  5,661     6,960     6,501
  Amortization of acquisition
   intangibles                              3,235     3,234     3,946
  Amortization of deferred stock-based
   compensation and stock compensation
   expense                                     83        84       139
                                       ----------- --------- ---------
      Total cost of revenue                 8,979    10,278    10,586
                                       ----------- --------- ---------
Gross profit                                3,966     2,515     7,085
Operating expenses:
  Selling, general and administrative       2,747     2,626     1,785
  Research and development                  1,706     1,527       927
  Restructuring                               (33)      454         -
  Amortization of acquisition
   intangibles                                253       254       464
  Amortization of deferred stock-based
   compensation and stock compensation
   expense                                  1,159     1,199     1,038
                                       ----------- --------- ---------
      Total operating expenses              5,832     6,060     4,214
                                       ----------- --------- ---------
Income (loss) from operations              (1,866)   (3,545)    2,871
Other income (expense):
  Interest income                             591       463       220
  Interest expense                             (2)       (1)       (3)
  Other                                       (29)      (28)      (12)
                                       ----------- --------- ---------
Income (loss) before income taxes          (1,306)   (3,111)    3,076
Provision (benefit) for income taxes         (832)     (496)    1,390
                                       ----------- --------- ---------
Net income (loss)                            (474)   (2,615)    1,686
Preferred stock dividends                       -         -         -
                                       ----------- --------- ---------
Income (loss) available to common
 stockholders                               $(474)  $(2,615)   $1,686
                                       =========== ========= =========
Earnings (loss) per share:
  Basic                                    $(0.01)   $(0.05)    $0.03
                                       =========== ========= =========
  Diluted                                  $(0.01)   $(0.05)    $0.03
                                       =========== ========= =========
Shares used in computing earnings
 (loss) per share:
  Basic                                    48,236    48,725    48,880
  Diluted                                  48,236    48,725    51,001




STAKTEK HOLDINGS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

                                                        Year Ended
                                                     -----------------
                                                     Dec. 31, Dec. 31,
                                                       2005     2004
                                                     -------- --------
Revenue:
  Services                                           $33,641  $41,047
  License                                             18,885   32,579
                                                     -------- --------
      Total revenue                                   52,526   73,626
Cost of revenue:
  Services                                            27,274   26,104
  Amortization of acquisition intangibles             12,938   15,785
  Amortization of deferred stock-based compensation
   and stock compensation expense                        543      601
                                                     -------- --------
      Total cost of revenue                           40,755   42,490
                                                     -------- --------
Gross profit                                          11,771   31,136
Operating expenses:
  Selling, general and administrative                 10,071    8,431
  Research and development                             5,344    2,563
  Restructuring                                          982        -
  Amortization of acquisition intangibles              1,013    1,855
  Amortization of deferred stock-based compensation
   and stock compensation expense                      6,638    4,376
                                                     -------- --------
      Total operating expenses                        24,048   17,225
                                                     -------- --------
Income (loss) from operations                        (12,277)  13,911
Other income (expense):
  Interest income                                      1,816      401
  Interest expense                                        (7)  (1,210)
  Other                                                  (83)     (28)
                                                     -------- --------
Income (loss) before income taxes                    (10,551)  13,074
Provision (benefit) for income taxes                  (3,074)   5,268
                                                     -------- --------
Net income (loss)                                     (7,477)   7,806
Preferred stock dividends                                  -     (266)
                                                     -------- --------
Income (loss) available to common stockholders       $(7,477)  $7,540
                                                     ======== ========
Earnings (loss) per share:
  Basic                                               $(0.15)   $0.16
                                                     ======== ========
  Diluted                                             $(0.15)   $0.15
                                                     ======== ========
Shares used in computing earnings (loss) per share:
  Basic                                               48,579   47,234
  Diluted                                             48,579   50,996




STAKTEK HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data; unaudited)

                                                  Quarter Ended
                                           ---------------------------
                                           Dec. 31,  Sep. 30, Dec. 31,
                                             2005      2005     2004
                                           --------- -------- --------
GAAP income (loss) from operations          $(1,866) $(3,545)  $2,871
Non-GAAP adjustments:
  Amortization of acquisition intangibles     3,488    3,488    4,410
  Amortization of deferred stock-based
   compensation and stock compensation
   expense                                    1,242    1,283    1,177
                                           --------- -------- --------
    Total non-GAAP adjustments                4,730    4,771    5,587
                                           --------- -------- --------
Non-GAAP income from operations              $2,864   $1,226   $8,458
                                           ========= ======== ========

GAAP total revenue                          $12,945  $12,793  $17,671

Non-GAAP operating margin                        22%      10%      48%

GAAP income (loss) available to common
 stockholders                                  (474) $(2,615)  $1,686
Total non-GAAP adjustments affecting income
 from operations                              4,730    4,771    5,587
Tax adjustment(a)                            (1,692)  (1,079)  (1,703)
                                           --------- -------- --------
Non-GAAP income available to common
 stockholders                                $2,564   $1,077   $5,570
                                           ========= ======== ========

Shares used in calculating non-GAAP diluted
 earnings per share                          50,367   49,761   51,001

Non-GAAP diluted earnings per share           $0.05    $0.02    $0.11
                                           ========= ======== ========

                                               Year Ended
                                           ------------------
                                           Dec. 31,  Dec. 31,
                                             2005     2004
                                           --------- --------
GAAP income (loss) from operations         $(12,277) $13,911
Non-GAAP adjustments:
  Amortization of acquisition intangibles    13,951   17,640
  Amortization of deferred stock-based
   compensation and stock compensation
   expense                                    7,181    4,977
                                           --------- --------
    Total non-GAAP adjustments               21,132   22,617
                                           --------- --------
Non-GAAP income from operations              $8,855  $36,528
                                           ========= ========

GAAP total revenue                          $52,526  $73,626

Non-GAAP operating margin                        17%      50%

GAAP income (loss) available to common
 stockholders                               $(7,477)  $7,540
Total non-GAAP adjustments affecting income
 from operations                             21,132   22,617
Tax adjustment(a)                            (6,446)  (7,474)
                                           --------- --------
Non-GAAP income available to common
 stockholders                                $7,209  $22,683
                                           ========= ========

Shares used in calculating non-GAAP diluted
 earnings per share                          50,283   50,996

Non-GAAP diluted earnings per share           $0.14    $0.44
                                           ========= ========

(a) The non-GAAP tax adjustment represents the difference between the income tax provision calculated using the Company's applicable tax rate and the Company's effective tax rate.




STAKTEK HOLDINGS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands)


                                                   Dec. 31,  Dec. 31,
                                                     2005      2004
                                                   --------- ---------
ASSETS
Current assets:
  Cash and cash equivalents                         $38,011   $39,984
  Investments                                        35,696    37,434
  Accounts receivable                                 5,062     4,493
  Inventories                                           706       833
  Other current assets                                4,008     3,231
                                                   --------- ---------
    Total current assets                             83,483    85,975
                                                   --------- ---------
Property and equipment, net                           9,443    10,162
Goodwill                                             28,081    28,466
Other intangibles, net                               17,041    30,447
Other assets                                            301       421
                                                   --------- ---------
    Total assets                                   $138,349  $155,471
                                                   ========= =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                     $403      $714
  Accrued liabilities                                 3,282     2,568
  Deferred revenue                                      283       629
  Current maturities of capitalized lease
   obligations                                            -        53
                                                   --------- ---------
    Total current liabilities                         3,968     3,964
                                                   --------- ---------
Other accrued liabilities                               246       190
Deferred tax liabilities                              2,851     9,510

Stockholders' equity:
  Capital stock                                     156,303   155,859
  Treasury stock                                    (12,572)   (1,982)
  Deferred stock-based compensation                  (6,332)  (13,462)
  Accumulated other comprehensive loss                  (32)       (2)
  Retained earnings (accumulated deficit)            (6,083)    1,394
                                                   --------- ---------
    Total stockholders' equity                      131,284   141,807
                                                   --------- ---------
    Total liabilities and stockholders' equity     $138,349  $155,471
                                                   ========= =========

    CONTACT: Staktek Holdings, Inc.
             Kirk Patterson, 972-385-0286
             investors@staktek.com
             or
             Shelton - Investor Relations For Staktek Holdings
             Investor Contact
             Beverly Twing, 972-385-0286
             investors@staktek.com